Exhibit 99.1
SelectQuote, Inc. Reports Third Quarter of Fiscal Year 2026 Results

Third Quarter of Fiscal Year 2026 – Consolidated Earnings Highlights

•Revenue of $430.9 million
•Net income of $40.2 million
•Adjusted EBITDA* of $44.6 million

Fiscal Year 2026 Guidance Ranges:
•Revenue expected in a range of $1.61 billion to $1.71 billion
•Adjusted EBITDA* expected in a range of $90 million to $100 million

Third Quarter Fiscal Year 2026 – Segment Highlights

Senior
•Revenue of $182.9 million
•Adjusted EBITDA of $58.6 million
•Approved Medicare Advantage policies of 175,557

Healthcare Services
•Revenue of $199.4 million
•Adjusted EBITDA of $5.3 million
•116,616 SelectRx members

Life
•Revenue of $47.9 million
•Adjusted EBITDA of $6.1 million

OVERLAND PARK, Kan., May 5, 2026--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the third quarter of fiscal year 2026 of $430.9 million compared to consolidated revenue for the third quarter of fiscal year 2025 of $408.2 million. Consolidated net income for the third quarter of fiscal year 2026 was $40.2 million compared to consolidated net income for the third quarter of fiscal year 2025 of $26.0 million. Finally, consolidated Adjusted EBITDA* for the third quarter of fiscal year 2026 was $44.6 million compared to consolidated Adjusted EBITDA* for the third quarter of fiscal year 2025 of $37.7 million.

SelectQuote Chief Executive Officer Tim Danker remarked, “SelectQuote delivered consistent profit and cash flow for another quarter, despite market shifts for both Medicare Advantage and prescription drugs. We reaffirm our financial outlook for fiscal 2026 driven by operating execution by our agents and continued leverage of our information and technology advantages. Revenue to customer acquisition cost of 6.7X represented a high water mark for the company, and more importantly, signals the value our differentiated healthcare service model provides to policyholders and prescription drug customers.”

Mr. Danker continued, “Our goal to drive reliable and consistent profit, and cash flow growth remains priority number one. We believe the improvement to our capital structure to date, combined with the continued maturation of our SelectRx business, positions SelectQuote to materially expand cash flow in the years ahead. We continue to grow our receivables balance, which now stands at nearly $1 billion and grew by nearly $50 million over the past year, including a $14 million positive change in estimate reflective of the durability and dependability of these future cash flows.”

* See “Non-GAAP Financial Measures” below.

Segment Results

We currently have three reportable segments: 1) Senior, 2) Healthcare Services and 3) Life. The performance measures of the segments include total revenue and adjusted EBITDA. Costs of commissions and other services revenue, cost of goods sold-pharmacy revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses are allocated to each segment based on varying metrics such as headcount.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2026	2025	% Change	2026	2025	% Change
Revenue	$182,890	$169,442	8%	$503,426	$517,930	(3)%
Adjusted EBITDA	58,642	45,701	28%	140,057	153,949	(9)%
Adjusted EBITDA Margin	32%	27%		28%	30%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2026	2025	% Change	2026	2025	% Change
Medicare Advantage	196,970	201,817	(2)%	553,286	588,872	(6)%
All other (1)	24,912	22,858	9%	71,632	65,975	9%
Total	221,882	224,675	(1)%	624,918	654,847	(5)%
(1) Represents the submitted policies for Medicare supplement, dental, vision and hearing, prescription drug plan and other.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2026	2025	% Change	2026	2025	% Change
Medicare Advantage	175,557	168,001	4%	495,346	507,530	(2)%
All other (1)	21,152	17,623	20%	55,330	50,316	10%
Total	196,709	185,624	6%	550,676	557,846	(1)%
(1) Represents the approved policies for Medicare supplement, dental, vision and hearing, prescription drug plan and other.

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(dollars per policy):	2026	2025	% Change	2026	2025	% Change
Medicare Advantage	$904	$915	(1)%	$871	$892	(2)%
All other(1)	81	151	(46)%	121	139	(13)%
(1) Represents the weighted average LTV per approved policy.

Healthcare Services

Financial Results

The following table provides the financial results for the Healthcare Services segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2026	2025	% Change	2026	2025	% Change
Revenue	$199,386	$189,569	5%	$651,391	$528,677	23%
Adjusted EBITDA	5,278	6,445	(18)%	13,336	13,534	(1)%
Adjusted EBITDA Margin	3%	3%		2%	3%
Operating Metrics

Members

The total number of SelectRx members represents the amount of active customers to which an order has been shipped and the prescriptions per day represents the total average prescriptions shipped per business day. These two metrics are the primary drivers of revenue for Healthcare Services.

The following table shows the total number of SelectRx members as of the periods presented:

	March 31, 2026	March 31, 2025
Total SelectRx Members	116,616	105,523

The total number of SelectRx members increased by 11% as of March 31, 2026, compared to March 31, 2025, due to our strategy to grow SelectRx membership.

The following table shows the average prescriptions shipped per day for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Prescriptions Per Day	33,209	29,015	32,384	26,942

Combined Senior and Healthcare Services - Consumer Per Unit Economics

Combined Senior and Healthcare Services consumer per unit economics represents total MA and MS commissions; other product commissions; other revenues, including revenues from Healthcare Services; and operating expenses associated with Senior and Healthcare Services, each shown per number of approved MA and MS policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The MA and MS commission per MA/MS policy represents the LTV for policies sold in the period. Other commission per MA/MS policy represents the LTV for other products sold in the period, including DVH prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Pharmacy revenue per MA/MS policy represents revenue from SelectRx, and other revenue per MA/MS policy represents revenue from Population Health, production bonuses, marketing development funds, lead generation revenue, and adjustments from the Company’s reassessment of its cohorts’ transaction prices. Total operating expenses per MA/MS policy represents all of the operating expenses within Senior and Healthcare Services. The revenue to customer acquisition cost (“CAC”) multiple represents total revenue as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows combined Senior and Healthcare Services consumer per unit economics for the periods presented. Based on the seasonality of Senior and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles.

	Twelve Months Ended March 31,
(dollars per approved policy):	2026	2025
MA and MS approved policies	582,951	616,379
MA and MS commission per MA / MS policy	$868	$885
Other commission per MA/MS policy	11	13
Pharmacy revenue per MA/MS policy	1,461	1,063
Other revenue per MA/MS policy	150	103
Total revenue per MA / MS policy	2,490	2,064
Total operating expenses per MA / MS policy	(2,193)	(1,794)
Adjusted EBITDA per MA/MS policy	$297	$270
Adjusted EBITDA Margin per MA/MS policy	12%	13%
Revenue / CAC multiple	6.7X	5.8X

Total revenue per MA/MS policy increased 21% for the twelve months ended March 31, 2026, compared to the twelve months ended March 31, 2025, primarily due to the increase in pharmacy revenue. Total operating expenses per MA/MS policy increased 22% for the twelve months ended March 31, 2026, compared to the twelve months ended March 31, 2025, driven by an increase in cost of goods sold-pharmacy revenue for Healthcare Services due to the growth of the business.

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2026	2025	% Change	2026	2025	% Change
Revenue	$47,896	$45,842	4%	$138,166	$124,993	11%
Adjusted EBITDA	6,084	6,364	(4)%	17,236	19,747	(13)%
Adjusted EBITDA Margin	13%	14%		13%	16%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2026	2025	% Change	2026	2025	% Change
Term Premiums	$19,123	$18,930	1%	$56,079	$51,459	9%
Final Expense Premiums	27,287	27,681	(1)%	84,072	74,292	13%
Total	$46,410	$46,611	—%	$140,151	$125,751	11%

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community on May 5, 2026 beginning at 8:30 a.m. ET. To register for this conference call, please use this link: https://events.q4inc.com/analyst/775360431?pwd=VqmW7XWK. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA, which, when presented on a consolidated basis, is a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to any similarly titled measure presented by other companies. We define Adjusted EBITDA as net income plus interest expense, income taxes, depreciation and amortization, changes in fair value of warrant liabilities, loss on extinguishment of debt, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income. We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

A reconciliation of the differences between Adjusted EBITDA and its most directly comparable GAAP measure, net income, is presented below on page 15. The Company is unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to its most directly comparable GAAP measure without unreasonable effort because it is not possible to predict certain information included in the calculation of such GAAP measure, including the fair value of outstanding warrants to purchase shares of the Company's common stock. The unavailable information could have a significant impact on the Company’s GAAP financial results.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; our ability to regain and maintain compliance with NYSE listing standards; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws; and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, changes in reimbursement rates under our contracts with pharmacy benefit managers, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies, allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads. Today, the Company operates an ecosystem offering high touchpoints for consumers across insurance, pharmacy, and virtual care.

With an ecosystem offering engagement points for consumers across insurance, Medicare, pharmacy, and value-based care, the company now has three core business lines: SelectQuote Senior, SelectQuote Healthcare Services, and SelectQuote Life. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a Patient-Centered Pharmacy Home™ (PCPH) accredited pharmacy, SelectPatient Management, a provider of chronic care management services, and Healthcare Select which proactively connects consumers with a wide breadth of healthcare services supporting their needs.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2026	June 30, 2025
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and restricted cash	$35,211	$35,733
Accounts receivable, net of allowances of $9.2 million and $11.8 million, respectively	234,291	151,388
Commissions receivable-current	76,836	132,077
Other current assets	20,900	21,844
Total current assets	367,238	341,042
COMMISSIONS RECEIVABLE—Net	882,693	818,751
PROPERTY AND EQUIPMENT—Net	13,247	14,577
SOFTWARE—Net	16,953	15,060
OPERATING LEASE RIGHT-OF-USE ASSETS	21,566	24,635
INTANGIBLE ASSETS—Net	1,120	1,973
GOODWILL	29,438	29,438
OTHER ASSETS	2,455	3,880
TOTAL ASSETS	$1,334,710	$1,249,356

LIABILITIES, PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$103,205	$59,205
Accrued expenses	24,092	13,856
Accrued compensation and benefits	68,646	58,788
Operating lease liabilities—current	4,665	4,820
Current portion of long-term debt	22,457	68,523
Other current liabilities	8,035	7,718
Total current liabilities	231,100	212,910
LONG-TERM DEBT, NET—less current portion	353,326	316,589
DEFERRED INCOME TAXES	45,211	37,872
OPERATING LEASE LIABILITIES	22,678	25,982
OTHER LIABILITIES	18,904	80,485
Total liabilities	671,219	673,838

	March 31, 2026	June 30, 2025
COMMITMENTS AND CONTINGENCIES
PREFERRED STOCK:
Senior Non-Convertible Preferred Stock, $0.01 par value, 350,000 shares issued and outstanding as of March 31, 2026 and June 30, 2025, respectively, current liquidation preference of $408.4 million and $367.1 million as of March 31, 2026 and June 30, 2025.	278,757	224,374
SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,763	1,728
Additional paid-in capital	526,129	571,605
Accumulated deficit	(143,158)	(222,189)
Total shareholders’ equity	384,734	351,144
TOTAL LIABILITIES, PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY	$1,334,710	$1,249,356

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
REVENUE:
Commissions and other services	$235,663	$222,889	$655,823	$663,338
Pharmacy	195,270	185,271	641,023	518,154
Total revenue	430,933	408,160	1,296,846	1,181,492

OPERATING COSTS AND EXPENSES:
Cost of commissions and other services revenue	83,268	79,412	255,403	246,283
Cost of goods sold—pharmacy revenue	171,289	162,304	569,262	448,029
Marketing and advertising	92,481	92,733	259,456	254,222
Selling, general, and administrative	38,188	41,685	112,948	122,850
Technical development	9,777	9,967	29,283	29,086
Total operating costs and expenses	395,003	386,101	1,226,352	1,100,470

INCOME FROM OPERATIONS	35,930	22,059	70,494	81,022

INTEREST EXPENSE, NET	(10,602)	(20,407)	(34,023)	(67,160)
CHANGE IN FAIR VALUE OF WARRANTS	27,489	32,986	61,821	25,344
LOSS ON EXTINGUISHMENT OF DEBT	(8,659)	—	(8,659)	—
OTHER EXPENSE, NET	(34)	(37)	(216)	(70)
INCOME BEFORE INCOME TAX EXPENSE	44,124	34,601	89,417	39,136
INCOME TAX EXPENSE	3,927	8,579	10,386	4,424

NET INCOME	$40,197	$26,022	$79,031	$34,712
Senior Non-Convertible Preferred Stock accumulated dividends and accretion	(18,775)	(5,787)	(54,382)	(5,787)
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$21,422	$20,235	$24,649	$28,925

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE:
Basic	$0.11	$0.11	$0.13	$0.17
Diluted	$0.11	$0.03	$0.11	$0.13

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	189,455	178,156	187,614	173,462
Diluted	190,481	186,639	190,647	178,895

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025

OTHER COMPREHENSIVE LOSS, NET OF TAX:
Unrealized loss, net of related tax benefit for the three and nine months ended March 31, 2026, and 2025, of $0.0 million and $0.1 million	—	—	—	(432)
Amount reclassified into earnings, net of related tax benefit for the three months ended March 31, 2026, and 2025, of $0.0 million, and $0.0 million and for the nine months ended March 31, 2026, and 2025, of $0.0 million and $1.3 million.	—	—	—	(3,680)
OTHER COMPREHENSIVE LOSS	—	—	—	(4,112)
COMPREHENSIVE INCOME	$40,197	$26,022	$79,031	$30,600

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$79,031	$34,712
Adjustments to reconcile net income to net cash, cash equivalents, and restricted cash provided by operating activities:
Depreciation and amortization	13,007	15,584
Loss on disposal of property, equipment, and software	—	160
Impairment of equity-method investment	1,000	—
Loss on extinguishment of debt	8,659	—
Share-based compensation expense	11,480	13,505
Deferred income taxes	7,340	4,424
Amortization of debt issuance costs and debt discount	3,343	3,880
Write-off of debt issuance costs	—	93
Accrued interest payable in kind	—	13,301
Change in fair value of warrants	(61,821)	(25,344)
Non-cash lease expense	3,070	2,849
Bad debt expense	—	4,203
Changes in operating assets and liabilities:
Accounts receivable, net	(82,903)	(39,047)
Commissions receivable	(8,702)	(33,765)
Other assets	1,261	(343)
Accounts payable and accrued expenses	53,583	41,163
Operating lease liabilities	(3,459)	(3,574)
Other liabilities	10,315	(5,985)
Net cash provided by operating activities	35,204	25,816
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,093)	(1,690)
Purchases of software and capitalized software development costs	(8,490)	(6,513)
Net cash used in investing activities	(11,583)	(8,203)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	270,000	166,900
Payments on revolving credit facility	(270,000)	(166,900)
Net proceeds from Term Loan	315,234	—
Payments on Term Loans	(314,000)	(384,644)
Proceeds from ABS Notes	—	99,095
Payments on ABS Notes	(15,016)	(11,723)
Payments on other debt	(380)	(202)
Proceeds from common stock options exercised and employee stock purchase plan	—	112
Proceeds from issuance of Senior Non-Convertible Preferred Stock	—	337,855
Senior Non-Convertible Preferred Stock issuance costs	—	(7,076)
Payments of tax withholdings related to net share settlement of equity awards	(2,539)	(5,019)
Payments of debt issuance costs	(7,730)	(2,479)
Net cash (used in) provided by financing activities	(24,431)	25,919
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(810)	43,532
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period	37,066	42,690
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$36,256	$86,222

SELECTQUOTE, INC. AND SUBSIDIARIES
Reconciliation by Segment of Adjusted EBITDA to Income before income tax expense
(Unaudited)

	Three Months Ended March 31, 2026
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$182,890	$199,386	$47,896	$430,172
Less:
Cost of commissions and other services revenue	(54,596)	(6,976)	(18,465)
Cost of goods sold - pharmacy revenue	—	(169,814)	—
Marketing expense	(69,060)	(1,686)	(23,131)
Technical development	—	(318)	—
Selling, general, and administrative	(592)	(15,314)	(216)
Adjusted Segment EBITDA	$58,642	$5,278	$6,084	$70,004
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				1,376
Corporate				(26,790)
Share-based compensation expense				(3,678)
Transaction costs				(631)
Depreciation and amortization				(4,385)
Loss on extinguishment of debt				(8,659)
Change in fair value of warrants				27,489
Interest expense, net				(10,602)
Income before income tax expense				$44,124

	Three Months Ended March 31, 2025
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$169,442	$189,569	$45,842	$404,853
Less:
Cost of commissions and other services revenue	(53,374)	(5,816)	(17,415)
Cost of goods sold - pharmacy revenue	—	(161,026)	—
Marketing expense	(69,808)	(1,939)	(21,789)
Technical development	—	(491)	—
Selling, general, and administrative	(559)	(13,852)	(274)
Adjusted Segment EBITDA	$45,701	$6,445	$6,364	$58,510
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				3,549
Corporate				(24,336)
Share-based compensation expense				(4,960)
Transaction costs				(5,813)
Depreciation and amortization				(4,925)
Loss on disposal of property, equipment, and software, net				(3)
Change in fair value of warrants				32,986
Interest expense, net				(20,407)
Income before income tax expense				$34,601

SELECTQUOTE, INC. AND SUBSIDIARIES
Reconciliation by Segment of Adjusted EBITDA to Income before income tax expense
(Unaudited)

	Nine Months Ended March 31, 2026
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$503,426	$651,391	$138,166	$1,292,983
Less:
Cost of commissions and other services revenue	(170,884)	(21,635)	(53,848)
Cost of goods sold - pharmacy revenue	—	(564,995)	—
Marketing expense	(190,746)	(6,309)	(66,267)
Technical development	—	(1,068)	—
Selling, general, and administrative	(1,739)	(44,048)	(815)
Adjusted Segment EBITDA	$140,057	$13,336	$17,236	$170,629
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				5,366
Corporate				(78,752)
Share-based compensation expense				(11,480)
Transaction costs				(1,478)
Depreciation and amortization				(13,007)
Impairment of equity-method investment				(1,000)
Loss on extinguishment of debt				(8,659)
Change in fair value of warrants				61,821
Interest expense, net				(34,023)
Income before income tax expense				$89,417

	Nine Months Ended March 31, 2025
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$517,930	$528,677	$124,993	$1,171,600
Less:
Cost of commissions and other services revenue	(169,543)	(19,627)	(47,028)
Cost of goods sold - pharmacy revenue	—	(444,401)	—
Marketing expense	(192,583)	(6,088)	(57,456)
Technical development	—	(1,691)	—
Selling, general, and administrative	(1,855)	(43,336)	(762)
Adjusted Segment EBITDA	$153,949	$13,534	$19,747	$187,230
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				9,645
Corporate				(73,316)
Share-based compensation expense				(13,505)
Transaction costs				(13,358)
Depreciation and amortization				(15,584)
Loss on disposal of property, equipment, and software, net				(160)
Change in fair value of warrants				25,344
Interest expense, net				(67,160)
Income before income tax expense				$39,136

RECONCILIATION OF NON-GAAP MEASURE

SELECTQUOTE, INC. AND SUBSIDIARIES
Reconciliation of Net income to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(in thousands)	2026	2025	2026	2025
Net income	$40,197	$26,022	$79,031	$34,712
Share-based compensation expense	3,678	4,960	11,480	13,505
Transaction costs	631	5,813	1,478	13,358
Depreciation and amortization	4,385	4,925	13,007	15,584
Loss on disposal of property, equipment, and software, net	—	3	—	160
Impairment of equity-method investment	—	—	1,000	—
Loss on extinguishment of debt	8,659	—	8,659	—
Change in fair value of warrants	(27,489)	(32,986)	(61,821)	(25,344)
Interest expense, net	10,602	20,407	34,023	67,160
Income tax expense	3,927	8,579	10,386	4,424
Adjusted EBITDA	$44,590	$37,723	$97,243	$123,559